Exhibit 99.1

Cadre Holdings Reports Third Quarter 2026 Financial Results

Grew Quarterly Net Sales 30% and Net Income 46% Year-Over-Year

Increased Quarterly Adjusted EBITDA of $41.1 Million and Expanded Adjusted EBITDA Margin of 20.2%

Raises Full-Year 2026 Guidance for Second Consecutive Quarter

Announces $100 Million Inaugural Stock Repurchase Program

Targets Further Operating-Margin Expansion Through the Cadre Operating Model and AI Initiatives

JACKSONVILLE, Fla., November 4, 2026 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three and nine months ended September 30, 2026.

●	Net sales of $202.9 million for the third quarter; net sales of $565.4 million for the nine months ended September 30, 2026.
●	Gross profit margin of 43.4% for the third quarter; gross profit margin of 41.6% for the nine months ended September 30, 2026.
●	Net income of $16.0 million, or $0.37 per diluted share, for the third quarter; net income of $29.4 million, or $0.68 per diluted share, for the nine months ended September 30, 2026.
●	Adjusted EBITDA of $41.1 million for the third quarter; Adjusted EBITDA of $104.2 million for the nine months ended September 30, 2026.
●	Adjusted EBITDA margin of 20.2% for the third quarter; Adjusted EBITDA margin of 18.4% for the nine months ended September 30, 2026.
●	Declared quarterly cash dividend of $0.10 per share in October 2026.

"Our third-quarter results reflect strong execution across Cadre’s businesses, with double-digit organic growth and contributions from acquisitions driving a 30% increase in sales,” said Warren Kanders, CEO and Chairman. “Net income increased 46% and Adjusted EBITDA margin expanded 110 basis points to 20.2%. We remain focused on driving further operating-margin improvement through the Cadre Operating Model, with an emphasis on manufacturing productivity, sourcing and pricing discipline, and overhead efficiency. Our AI initiatives will complement these efforts by targeting repetitive workflows, improving decision-making and enabling our teams to scale more efficiently.”

Mr. Kanders added, “Heightened geopolitical uncertainty, evolving public-safety requirements and investment in nuclear infrastructure create enduring demand drivers for our mission-critical products. Against this backdrop, healthy customer demand and another quarter of better-than-expected results support our decision to again raise full-year guidance. We will continue to pursue complementary acquisitions and apply our operating model across both existing and newly acquired businesses to drive profitable growth, stronger cash generation and long-term shareholder value. Our share repurchase program announced today reflects our disciplined approach to capital allocation.”

Third Quarter and Nine-Month 2026 Operating Results

For the quarter ended September 30, 2026, Cadre generated net sales of $202.9 million, as compared to $155.9 million for the quarter ended September 30, 2025. This increase was primarily a result of current-year acquisitions and increased demand for EOD products.

For the nine months ended September 30, 2026, Cadre generated net sales of $565.4 million, as compared to $443.1 million for the nine months ended September 30, 2025, mainly driven by current- and prior- year acquisitions and higher demand for EOD, crowd control and chemiluminescent products.

For the quarter ended September 30, 2026, Cadre generated gross profit of $88.1 million, as compared to $66.6 million for the quarter ended September 30, 2025. For the nine months ended September 30, 2026, Cadre generated gross profit of $235.4 million, as compared to $187.0 million for the prior year period.

Gross profit margin was 43.4% for the quarter ended September 30, 2026, as compared to 42.7% for the quarter ended September 30, 2025, mainly driven by favorable pricing, partially offset by unfavorable operating leverage. Gross profit margin was 41.6% for the nine months ended September 30, 2026, as compared to 42.2% for the prior year period.

Net income was $16.0 million for the quarter ended September 30, 2026, as compared to net income of $10.9 million for the quarter ended September 30, 2025. The increase was primarily a result of increased gross profit, partially offset by acquisition operating expenses, increased tax expense, and increased compensation expense.

Net income was $29.4 million for the nine months ended September 30, 2026, as compared to net income of $32.4 million for the prior year period, primarily as a result of acquisition operating expenses, increased compensation expense, interest expense, and adverse foreign currency fluctuations, partially offset by increased gross profit.

Cadre generated $41.1 million of Adjusted EBITDA for the quarter ended September 30, 2026, as compared to $29.8 million for the quarter ended September 30, 2025. Adjusted EBITDA margin was 20.2% for the quarter ended September 30, 2026, as compared to 19.1% for the prior year period.

Cadre generated $104.2 million of Adjusted EBITDA for the nine months ended September 30, 2026, as compared to $77.3 million for the prior period. Adjusted EBITDA margin was 18.4% for the nine months ended September 30, 2026, as compared to 17.4% for the prior year period.

Product segment gross profit margin was 43.7% and 42.3% for the third quarter and nine months ended September 30, 2026, respectively, compared to 43.9% and 43.3% for the prior year periods.

Distribution segment gross profit margin was 23.4% and 22.1% for the third quarter and nine months ended September 30, 2026, respectively, compared to 21.3% and 22.0% for the prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents decreased by $59.0 million from $122.9 million as of December 31, 2025 to $63.9 million as of September 30, 2026.
●	Total debt increased by $62.2 million from $307.3 million as of December 31, 2025 to $369.5 million as of September 30, 2026.
●	Net debt (total debt net of cash and cash equivalents) increased by $121.2 million from $184.4 million as of December 31, 2025 to $305.6 million as of September 30, 2026.
●	Capital expenditures totaled $2.9 million for the third quarter and $9.3 million for the nine months ended September 30, 2026, compared with $0.6 million for the third quarter and $3.6 million for the nine months ended September 30, 2025.

Dividend

On October 20, 2026, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share, or $0.40 per share on an annualized basis. Cadre's dividend payment will be made on November 13, 2026 to shareholders of record as of the close of business on the record date of October 30, 2026. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

Increased 2026 Outlook

Cadre increased its full-year guidance and expects to generate net sales in 2026 of between $756 million and $769 million and Adjusted EBITDA in 2026 of between $140 million and $144 million. We expect capital expenditures to be in the range of $11 million to $14 million. Cadre has not provided net income guidance due to the inherent difficulty of forecasting, without unreasonable effort, certain types of expenses and gains, which affect net income but not Adjusted EBITDA. Therefore, we do not provide a reconciliation of Adjusted EBITDA guidance to net income guidance.

Share Repurchase Program

On November 4, 2026, the Company's board of directors authorized a share repurchase program under which the Company may repurchase up to an aggregate of $100 million of its common stock. Repurchases may be made from time to time at the discretion of management through open market purchases, block trades, privately negotiated transactions, Rule 10b5-1 plans or other means, subject to market conditions, applicable legal and regulatory requirements, contractual restrictions and other factors.

Conference Call

Management will host a conference call on Thursday, November 5, 2026, at 10:00 a.m. EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (833)-461-5787 and the dial-in number for international callers is (585)-542-9983. The access code for all callers is 294830052. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through November 19, 2026. To access the replay, please dial (833)-309-1852, and then enter the access code 294830052.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin, (iv) last twelve months adjusted EBITDA, and (v) net debt. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure adjusted EBITDA for the fiscal year 2026 to net income for the fiscal year 2026, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or

Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$63,916	$122,898
Restricted cash	3,796	2,429
Accounts receivable, net of allowance for doubtful accounts of $383 and $273, respectively	127,082	110,607
Inventories	126,668	100,263
Prepaid expenses	14,700	14,574
Other current assets	19,938	15,095
Total current assets	356,100	365,866
Property and equipment, net of accumulated depreciation and amortization of $76,989 and $63,125, respectively	125,000	78,822
Operating lease assets	24,517	19,778
Deferred tax assets, net	4,875	4,816
Intangible assets, net	170,899	114,984
Goodwill	233,728	181,406
Other assets	7,575	4,359
Total assets	$922,694	$770,031

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$35,365	$22,325
Accrued liabilities	89,832	61,066
Income tax payable	6,239	4,838
Current portion of long-term debt	20,011	16,266
Total current liabilities	151,447	104,495
Long-term debt	349,467	290,987
Long-term operating lease liabilities	18,109	15,039
Deferred tax liabilities	29,432	30,058
Other liabilities	7,457	11,648
Total liabilities	555,912	452,227

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 42,919,029 and 42,160,656 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	4	4
Additional paid-in capital	316,619	282,570
Accumulated other comprehensive (loss) income	(1,134)	460
Accumulated earnings	51,293	34,770
Total shareholders’ equity	366,782	317,804
Total liabilities, mezzanine equity and shareholders' equity	$922,694	$770,031

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$202,876	$155,869	$565,431	$443,084
Cost of goods sold	114,785	89,244	330,039	256,079
Gross profit	88,091	66,625	235,392	187,005
Operating expenses
Selling, general and administrative	58,877	45,627	170,930	132,509
Restructuring and transaction costs	863	2,216	4,158	6,240
Related party expense	—	108	2,000	1,345
Total operating expenses	59,740	47,951	177,088	140,094
Operating income	28,351	18,674	58,304	46,911
Other expense
Interest expense, net	(5,405)	(3,028)	(14,695)	(8,849)
Other income (expense), net	984	(802)	66	6,599
Total other expense, net	(4,421)	(3,830)	(14,629)	(2,250)
Income before provision for income taxes	23,930	14,844	43,675	44,661
Provision for income taxes	(7,945)	(3,903)	(14,308)	(12,261)
Net income	$15,985	$10,941	$29,367	$32,400

Net income per share:
Basic	$0.37	$0.27	$0.69	$0.80
Diluted	$0.37	$0.27	$0.68	$0.79
Weighted average shares outstanding:
Basic	42,867,048	40,666,861	42,746,081	40,649,339
Diluted	43,468,634	40,977,677	43,410,498	40,964,737

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash Flows From Operating Activities:
Net income	$29,367	$32,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,335	13,908
Amortization of original issue discount and debt issue costs	664	1,075
Amortization of inventory step-up	5,076	826
Deferred income taxes	(1,312)	(4,163)
Stock-based compensation	9,952	6,840
Remeasurement of contingent consideration	6,051	1,489
Recoveries from accounts receivable	(171)	(190)
Unrealized foreign exchange transaction loss (gain)	273	(2,275)
Other loss	971	268
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(6,235)	19,360
Inventories	(6,322)	(14,748)
Prepaid expenses and other assets	(3,847)	4,607
Accounts payable and other liabilities	14,783	(16,942)
Net cash provided by operating activities	67,585	42,455
Cash Flows From Investing Activities:
Purchase of property and equipment	(9,204)	(3,582)
Proceeds from disposition of property and equipment	—	6
Business acquisitions, net of cash acquired	(164,769)	(89,590)
Other	(650)	—
Net cash used in investing activities	(174,623)	(93,166)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	82,500	—
Payments on revolving credit facilities	(82,500)	—
Proceeds from term loans	75,000	97,500
Principal payments on term loans	(13,101)	(9,723)
Taxes paid in connection with employee stock transactions	(1,262)	(1,185)
Proceeds from exercise of stock options	2,157	—
Dividends distributed	(12,844)	(11,584)
Other	176	344
Net cash provided by financing activities	50,126	75,352
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	(703)	1,301
Change in cash, cash equivalents and restricted cash	(57,615)	25,942
Cash, cash equivalents and restricted cash, beginning of period	125,327	124,933
Cash, cash equivalents and restricted cash, end of period	$67,712	$150,875
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$12,441	$22,545
Cash paid for interest	$15,876	$13,075
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$131	$16
Non-cash consideration	$31,647	$—

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended September 30, 2026
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$188,748	$23,633	$(9,505)	$202,876
Cost of goods sold	106,179	18,111	(9,505)	114,785
Gross profit	$82,569	$5,522	$—	$88,091

	Three Months Ended September 30, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$138,789	$26,483	$(9,403)	$155,869
Cost of goods sold	77,862	20,843	(9,461)	89,244
Gross profit	$60,927	$5,640	$58	$66,625

	Nine Months Ended September 30, 2026
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$519,426	$71,032	$(25,027)	$565,431
Cost of goods sold	299,711	55,355	(25,027)	330,039
Gross profit	$219,715	$15,677	$—	$235,392

	Nine Months Ended September 30, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$391,659	$79,853	$(28,428)	$443,084
Cost of goods sold	222,189	62,293	(28,403)	256,079
Gross profit	$169,470	$17,560	$(25)	$187,005

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Nine Months Ended		Last Twelve
	December 31,	September 30,		September 30,		Months
	2025	2026	2025	2026	2025	September 30, 2026
Net income	$44,139	$15,985	$10,941	$29,367	$32,400	$41,106
Add back:
Depreciation and amortization	18,633	6,436	5,376	18,335	13,908	23,060
Interest expense, net	12,480	5,405	3,028	14,695	8,849	18,326
Provision for income taxes	18,187	7,945	3,903	14,308	12,261	20,234
EBITDA	$93,439	$35,771	$23,248	$76,705	$67,418	$102,726
Add back:
Restructuring and transaction costs(1)	8,696	863	2,216	6,158	7,240	7,614
Other (income) expense, net(2)	(7,455)	(984)	802	(66)	(6,599)	(922)
Stock-based compensation expense(3)	12,239	5,066	2,447	9,952	6,840	15,351
Stock-based compensation payroll tax expense(4)	1,566	16	—	146	92	1,620
Amortization of inventory step-up(5)	1,296	155	470	5,076	826	5,546
Contingent consideration expense(6)	1,927	185	632	6,051	1,489	6,489
Impairment expense(7)	—	—	—	148	—	148
Adjusted EBITDA	$111,708	$41,072	$29,815	$104,170	$77,306	$138,572
Adjusted EBITDA margin(8)	18.5%	20.2%	19.1%	18.4%	17.4%

(1)	Reflects the “Restructuring and transaction costs” line item on our condensed consolidated statements of operations, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million fee paid to Kanders & Company, Inc. for services related to the acquisition of Zircaloy for the nine months ended September 30, 2025 and the year ended December 31, 2025 and a $2.0 million fee paid to Kanders & Company, Inc. for services related to the acquisition of TYR for the nine months ended September 30, 2026, which are included in related party expense in the Company’s condensed consolidated statements of operations.
(2)	Reflects the “Other income (expense), net” line item on our condensed consolidated statements of operations and primarily includes transaction gains and losses due to fluctuations in foreign currency exchange rates.
(3)	Reflects compensation expense related to equity classified stock-based compensation plans.
(4)	Reflects payroll taxes associated with vested stock-based compensation awards.
(5)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of acquisitions.
(6)	Reflects contingent consideration expense related to the acquisition of ICOR for all periods presented and TYR for the 2026 periods presented.
(7)	Reflects non-cash write-down of individual fixed assets.
(8)	Reflects adjusted EBITDA divided by net sales for the relevant periods.